Filed Pursuant to Rule 424(b)(5)
Registration No. 333-283028

Prospectus Supplement
(To Prospectus dated November 22, 2024)

Up to $16,768,099 of Shares of Common Stock

We have entered into a Sales Agreement (the “Sales Agreement”), with A.G.P./Alliance Global Partners (“A.G.P.” or “Sales Agent”) relating to the sale of shares of our common stock, par value $0.0001 per share, offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of such Sales Agreement, under this prospectus supplement and the accompanying prospectus, we may offer and sell shares of our common stock having an aggregate offering price of up to $16,768,099 from time to time through or to A.G.P. acting as our agent or principal. Pursuant to the terms of those certain securities purchase agreements (the “March 2025 Securities Purchase Agreements”), dated March 7, 2025, by and between us and certain institutional investors (the “Purchasers”), we may not offer or sell shares of common stock under the Sales Agreement at a price less than $1.08 per share of Common Stock prior to the thirtieth day after the Release Date (as defined below). Additionally, we may not issue more than seven shares of Common Stock pursuant to the Sales Agreement prior to the date of the Stockholder Approval (as defined below).

Our common stock is listed on The Nasdaq Global Market under the symbol “IXHL.” On April 4, 2025, the last reported sale price of our common stock on The Nasdaq Global Market was $0.5201 per share.

Sales of our common stock, if any, under this prospectus supplement and the accompanying prospectus may be made in transactions that are deemed to be “at the market offerings” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), including, without limitation, sales made directly on or through The Nasdaq Global Market, the trading market for our common stock, or any other existing trading market in the United States for our common stock, sales made to or through a market maker other than on an exchange or otherwise, directly to A.G.P. as principal in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices, and/or in any other method permitted by law. If we and A.G.P. agree on a method of distribution other than sales of shares of our common stock into The Nasdaq Global Market or another existing trading market at market prices, we will file a further prospectus supplement providing all information about such offering as required by Rule 424(b) under the Securities Act. While there is no requirement that A.G.P. sell any specific number or dollar amount of shares, it will act as sales agent and use commercially reasonable efforts to sell on our behalf all of the shares of common stock requested to be sold by us, consistent with its normal trading and sales practices, on mutually agreed terms between A.G.P. and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

A.G.P. will be entitled to compensation at a fixed commission rate equal to 3.0% of the gross sales price per share of common stock issued by us and sold through it as our sales agent under the Sales Agreement. In connection with the sale of our common stock on our behalf, A.G.P. will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of A.G.P. will be deemed to be underwriting commissions or discounts. We provide more information about our arrangements with the sales agent in the section entitled “Plan of Distribution.” We have also agreed to provide indemnification and contribution to A.G.P. with respect to certain liabilities, including liabilities under the Securities Act or the Securities Exchange Act of 1934, as amended, or the Exchange Act. The net proceeds we receive from any sales under this prospectus supplement will be the gross proceeds from such sales less the commissions and any other costs we may incur in offering the common stock. See “Use of Proceeds” and “Plan of Distribution” for additional information.

We are an emerging growth company as that term is used in the Jumpstart Our Business Startups Act of 2012 and a smaller reporting company as defined under Rule 405 of the Securities Act, and, as such, are subject to certain reduced public company reporting requirements. See ‘‘Prospectus Supplement Summary—Implications of Being an Emerging Growth Company and a Smaller Reporting Company” on page S-4 of this prospectus supplement.

As of the date hereof, the aggregate market value of our common stock held by non-affiliates pursuant to General Instruction I.B.6 of Form S-3 is $50,304,298, which was calculated based on 22,865,590 shares of our common stock outstanding held by non-affiliates as of March 10, 2025 and a price of $2.20 per share, the closing price of our common stock on February 6, 2025, which is the highest closing sale price of our common stock on The Nasdaq Global Market within the prior 60 days of this prospectus supplement. As of the date of this prospectus supplement, we have not sold any securities pursuant to General Instruction I.B.6 of Form S-3 during the 12 calendar months prior to, and including, the date of this prospectus supplement. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities in public primary offerings on Form S-3 with a value exceeding more than one-third of our public float (as defined by General Instruction I.B.6) in any 12 calendar month period so long as our public float remains below $75 million.

Investing in our common stock involves a high degree of risk. Before making an investment decision, please read the information under the heading “Risk Factors” beginning on page S-6 of this prospectus supplement, page 3 of the accompanying prospectus and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement and the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

A.G.P.

The date of this prospectus supplement is April 7, 2025.

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

PROSPECTUS

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus relate to an offering of our common stock and form a part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in the accompanying prospectus included in the registration statement in one or more offerings up to a total aggregate offering price of $150,000,000. The $16,768,099 of common stock that may be offered, issued and sold under this prospectus supplement is included in the $150,000,000 of securities that may be offered, issued and sold by us pursuant to our registration statement.

Before buying any of the common stock that we are offering, we urge you to carefully read this prospectus supplement and the accompanying prospectus, together with the information incorporated by reference as described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus supplement. These documents contain important information that you should consider when making your investment decision.

This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering of common stock and also adds to, updates and changes information contained in the accompanying prospectus and the documents incorporated by reference. The second part is the accompanying prospectus, which gives more general information. To the extent the information contained in this prospectus supplement differs from or conflicts with the information contained in the accompanying prospectus or any document incorporated by reference, the information in this prospectus supplement will control. If any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference into the accompanying prospectus — the statement in the document having the later date modifies or supersedes the earlier statement.

We have not, and the Sales Agent has not, authorized anyone to provide you with information different from that which is contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and in any free writing prospectus that we have authorized for use in connection with this offering. No one is making offers to sell or seeking offers to buy these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus supplement is accurate as of the date on the front cover of this prospectus supplement only and that any information we have incorporated by reference or included in the accompanying prospectus is accurate only as of the date given in the document incorporated by reference or as of the date of the prospectus, as applicable, regardless of the time of delivery of this prospectus supplement, the accompanying prospectus, any related free writing prospectus, or any sale of our common stock. Our business, financial condition, results of operations and prospects may have changed since that date.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into this prospectus supplement or the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Information contained on, or that can be accessed through, our website does not constitute part of this prospectus supplement, the accompanying prospectus or any related free writing prospectus.

S-ii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained elsewhere in this prospectus supplement and in the documents we incorporate by reference. This summary does not contain all of the information you should consider before making an investment decision. You should read this entire prospectus supplement, the accompanying prospectus and the information and documents that we incorporate by reference herein and there in carefully, especially the risks of investing in our common stock discussed under “Risk Factors” beginning on page S-6 of this prospectus supplement, along with our consolidated financial statements and notes to those consolidated financial statements and the other information and documents incorporated by reference in this prospectus supplement and the accompanying prospectus.

THE COMPANY

About Incannex Healthcare Inc.

We are a clinical-stage biopharmaceutical development company dedicated to developing combination medicines that target the underlying biological pathways associated with chronic conditions, including obstructive sleep apnea (“OSA”), rheumatoid arthritis and generalized anxiety disorder. We are advancing novel oral fix-dosed treatments and therapeutic regimens based on evidence-based innovation. Our lead Phase 2/3 and Phase 2 clinical programs include IHL-42X for the treatment of OSA; IHL-675A for the treatment of inflammatory conditions, including rheumatoid arthritis, and PSX-001, our oral synthetic psilocybin treatment, in combination with psychotherapy, for the treatment of generalized anxiety disorder. Our programs target disorders that have limited, inadequate, or no approved pharmaceutical treatment options.

To date, we have not generated any revenue and do not expect to generate significant revenue from the sale of our drug candidates in development in the foreseeable future. If our development efforts for our drug candidates are successful and result in regulatory approval, we may generate revenue in the future from these sales. We cannot predict if, when, or to what extent we will generate revenue from the commercialization and sale of our drug candidates. We may never succeed in obtaining regulatory approval for any of our drug candidates.

Corporate Information

Incannex Healthcare Inc. was incorporated in Delaware in July 2023. On November 28, 2023, the redomiciliation of Incannex Healthcare Limited, an Australian corporation, or Incannex Australia, was implemented under Australian law in accordance with the Scheme Implementation Deed, as amended and restated on September 13, 2023, between Incannex Australia and the Company. As a result of the redomiciliation, Incannex Australia became a wholly-owned subsidiary of Incannex Healthcare Inc.

Our principal office is located at Suite 105, 8 Century Circuit Norwest, NSW 2153 Australia and our telephone number is +61 409 840 786. Our address on the Internet is http://www.incannex.com. The reference to our website address does not constitute incorporation by reference of the information contained at or available through our website, and you should not consider it to be a part of this prospectus.

The information on, or accessible through, our website is not part of this prospectus. We file Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports with SEC. Our filings with the SEC are available free of charge on the SEC’s website and on the “Investors” section of our website as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. The SEC maintains an internet site that contains reports and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.

Recent Developments

2025 Private Placement

On March 7, 2025, we entered into a private placement (the “Private Placement”) pursuant to the March 2025 Purchase Agreements with the Purchasers for the purchase and sale of 9,687,045 shares (the “PIPE Shares”) of Common Stock for a purchase price of $1.08 per share of Common Stock (and, in lieu thereof, Pre-Funded Warrants to purchase up to 1,887,045 shares (the “Pre-Funded Warrant Shares”) of Common Stock) at a price of $1.0799 per Pre-Funded Warrant and Series A Warrants to purchase up to 11,574,090 shares of Common Stock, subject to adjustment to up to an aggregate of 347,222,700 shares of Common Stock as described therein (the “Series A Warrant Shares” and together with the Pre-Funded Warrant Shares, the “Warrant Shares”) of Common Stock at an initial exercise price of $2.16 per share. The PIPE Shares, the Series A Warrants, Series A Warrant Shares, the Pre-Funded Warrants and the Pre-Funded Warrant Shares are collectively referred to as the “Securities.”

The Pre-Funded Warrants are exercisable (in cash or by cashless exercise) for shares of Common Stock for a nominal exercise price of $0.0001 per Pre-Funded Warrant Share, are immediately exercisable upon issuance and expire when exercised in full.

The Series A Warrants are not currently exercisable and will be exercisable following Stockholder Approval and expire two and one-half (2.5) years after the date of Stockholder Approval. If a registration statement registering the resale of the shares of common stock underlying the Series A Warrants is not effective or available following the date of Stockholder Approval, the holder may, in its sole discretion, elect to exercise the Series A Warrants through a cashless exercise. The Series A Warrants also provide for a zero strike price exercise (referred to in the text of the Series A Warrants as an “alternative cashless exercise”) following Stockholder Approval (even if a registration statement registering the issuance or resale of shares of common stock underlying the Series A Warrant is effective) where the holder of a Series A Warrant has the right to receive, without paying any additional cash to the Company, an aggregate number of shares equal to the product of (x) the aggregate number of shares of common stock that would be issuable upon a cash exercise of the Series A Warrant multiplied (which is subject to adjustment, as described below, to a number of shares that is up to 10 times the number of shares underlying the Series A Warrant at issuance) by (y) three (3.0). This zero strike price exercise amount is also subject to proportional adjustments for stock splits, dividends, reclassifications and similar adjustments. As a result of these zero strike price provisions, it is unlikely investors would choose to cash exercise or cashless exercise these warrants, and we are unlikely to receive cash proceeds from the exercise of the Series A Warrants.

The exercise price of the Series A Warrants will be reduced (but in no event increased) to the greater of (I) the Floor Price (as described below) and (II) the lowest dollar-volume-weighted-average-price during the period beginning two full trading days prior to the Release Date and ending on the 10th trading day after the Release Date (as described below). Upon any such resulting adjustment of the exercise price in the Series A Warrants, the number of Series A Warrant Shares issuable under the Series A Warrants will be increased such that the aggregate exercise price of a Series A Warrants (adjusted for any exercises by a holder prior to this adjustment) will remain unchanged following such adjustment. As a result, the aggregate number of shares underlying all of the Series A Warrants, may increase from 11,574,090 to up to 115,740,900, assuming full adjustment of the exercise price to the Floor Price and before giving effect to the zero strike price exercise provision. Assuming full adjustment of the exercise price to the Floor Price, the aggregate number of shares issuable upon a zero strike price exercise of all of the Series A Warrants would be 347,222,700. “Release Date” means the later of (x) the earlier of (i) the effective date of a registration statement registering all of the securities sold in the Private Placement or (ii) the date that the securities sold in the Private Placement can be sold, assigned or transferred without restriction or limitation pursuant to Rule 144 or Rule 144A promulgated under the Securities Act and (y) the date that the Company obtains the Stockholder Approval. If, for any reason, less than all of the securities sold pursuant to the Purchase Agreement have been registered for resale prior to the expiration of the 90-day period immediately following the trading day during which the Company files a Current Report on Form 8-K giving public notice of Stockholder Approval, then a Series A Warrant holder, with respect to itself only, will have the right in its sole and absolute discretion, to deem that the Release Date has occurred with respect to such portion of a Series A Warrant as the holder determines and an adjustment to the exercise price and shares issuable upon exercise of the Series A Warrant will occur for that portion of the Series A Warrant. Any portion of a Series A Warrant not previously subject to an adjustment as a result of an exercise by the Holder in accordance with the previous sentence, will remain subject to a future adjustment in in connection with a Release Date.

In addition, if at any time during the term of the Series A Warrants there occurs any share split, reverse share split, share dividend, share combination recapitalization or other similar transaction involving the shares of our common stock (each, a “Share Combination Event”, and such date on which the Share Combination Event is effected, the “Share Combination Event Date”) and the lowest dollar volume-weighted average price per share of our common stock during the period commencing on the trading day immediately following the applicable Share Combination Event Date and ending on the fifth trading day immediately following the applicable Share Combination Event Date (the “Event Market Price”) (provided if the Share Combination Event is effective prior to the opening of trading on the market on which shares of our common stock are then traded, then, commencing on the Share Combination Event Date and ending on the fourth trading day immediately following the applicable Share Combination Event Date (such period, the “Share Combination Adjustment Period”)) is less than the exercise price then in effect (after giving effect to the adjustment for such event), then, at the close of trading on the last day of the Share Combination Adjustment Period, the exercise price then in effect on such fifth trading day will be reduced (but in no event increased) to the Event Market Price and the number of Series A Warrant Shares issuable upon exercise of a Series A Warrant (such resulting number, the “Share Combination Issuable Shares”) will be increased such that the aggregate exercise price, after taking into account the decrease in the exercise price, will be equal to the aggregate exercise price on the date of issuance of the Series A Warrants for the remaining Series A Warrant Shares then issuable pursuant to the Series A Warrant; provided, however, that in no event will the Event Market Price be lower than the Floor Price; and provided further that notwithstanding the foregoing, if one or more Share Combination Events occurred prior to Stockholder Approval being obtained and the reduction of the exercise price was limited by the Floor Price while it was $1.08 per share, once Stockholder Approval is obtained, the Exercise Price will automatically be reduced to equal the greater of (x) the lowest Event Market Price with respect to any Share Combination Event that occurred prior to Stockholder Approval being obtained, and (y) $0.216, the Floor Price following receipt of Stockholder Approval. If one or more Share Combination Events occurs prior to Stockholder Approval being obtained and the reduction of the exercise price to the Event Market Price, once Stockholder Approval is obtained, the exercise price will automatically be reduced to the lowest Event Market Price with respect to any Share Combination Event that occurred prior to Stockholder Approval being obtained and the Share Combination Issuable Shares will automatically be adjusted to equal the highest such number with respect to any Share Combination Event that occurred prior to the Stockholder Approval being obtained, provided that in no event will the exercise price be reduced below the Floor Price.

Adjustment of the Series A Warrant exercise price is currently subject to a floor price of $1.08 per share and such floor price will be adjusted to $0.216 per share following Stockholder Approval (such price, the “Floor Price”).

Assuming full zero strike price exercise of the Series A Warrants at the Floor Price, we would issue 347,222,700 shares of our common stock. However, only 65,971,805 shares are currently available for such issuance out of our authorized shares of common stock. As such we are only seeking to register 54,397,715 shares of our common stock issuable upon exercise of the Series A Warrants pursuant to our registration statement on Form S-3 (File No. 333-286047), as it may be amended and supplemented from time to time. Following and assuming approval of the Charter Amendment Proposal (as described below), we will, as needed, seek to register the remaining 292,824,985 shares of our common stock issuable upon exercise of the Series A Warrants.

The Warrants may not be exercised if the aggregate number of shares of Common Stock beneficially owned by the holder thereof immediately following such exercise would exceed a specified beneficial ownership limitation (4.99%/9.99%); provided, however, that a holder may increase or decrease the beneficial ownership limitation by giving 61 days’ notice to the Company, but not to any percentage in excess of 9.99% (the “Beneficial Ownership Limitation”).

In connection with the Private Placement, the Company entered into a registration rights agreement with the Purchasers on March 7, 2025 (the “Registration Rights Agreement”), pursuant to which the Company agreed to use reasonable best efforts to register the Securities for resale within thirty (30) days of the filing date of the registration statement (or, in the event of a “limited review” or “full review” seventy-five (75) days) and also agreed to call a special meeting of stockholders no later than sixty (60) days following the closing of the Private Placement for the approval of (i) the issuance of the Series A Warrant Shares and adjustments to the exercise price and shares in the Series A Warrants as required pursuant to the rules and regulations of the Nasdaq Stock Market LLC, and (ii) for an increase in the authorized number of shares of Common Stock as may be required for the full exercise of the Series A Warrants. We are seeking stockholder approval (“Stockholder Approval”) to (i) to approve, for purposes of complying with Nasdaq Listing Rule 5635(d), the issuance of the Series A Warrant Shares and certain provisions of the Series A Warrants, (ii) approve a proposed amendment to our amended and restated certificate of incorporation (the “Certificate of Incorporation”) to increase the total number of shares of common stock authorized for issuance thereunder from 100,000,000 shares to 800,000,000 shares (the “Charter Amendment Proposal”), at a special meeting of stockholders expected to be held on April 29, 2025.

On March 7, 2025, the Company also entered into a placement agency agreement with R.F. Lafferty & Co., Inc. (“R.F. Lafferty”) as the sole placement agent in connection with the Private Placement (the “Placement Agent”). As compensation to the Placement Agent, the Company will pay a commission equal to 7.0% of the aggregate gross proceeds from the Private Placement.

The Private Placement closed on March 10, 2025. The Securities issued in the Private Placement were issued and offered pursuant to the exemptions from registration provided in Section 4(a)(2) under the Securities Act of 1933, as amended, and Rule 506(b) promulgated thereunder.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and may remain an emerging growth company until December 31, 2026, or until such earlier time as we have more than $1.235 billion in annual revenue, we become a “large accelerated filer” under SEC rules, or we issue more than $1 billion of non-convertible debt over a three-year period. The JOBS Act contains provisions that, among other things, reduce certain reporting requirements for an “emerging growth company.” For so long as we remain an emerging growth company, we are permitted and plan to rely on exemptions from certain disclosure requirements that are applicable to other public companies that are not emerging growth companies.

These exemptions include reduced disclosure obligations regarding executive compensation. In addition, as an emerging growth company, we are not required to conduct votes seeking approval, on an advisory basis, of the compensation of our named executive officers or the frequency with which such votes must be conducted. We may take advantage of some or all of these exemptions until such time as we are no longer an emerging growth company.

We are also a “smaller reporting company,” meaning that the market value of our stock held by non-affiliates is less than $700 million and our annual revenue was less than $100 million during the most recently completed fiscal year. We may continue to be a smaller reporting company if either (i) the market value of our stock held by non-affiliates is less than $250 million or (ii) our annual revenue was less than $100 million during the most recently completed fiscal year and the market value of our stock held by non-affiliates was less than $700 million. If we are a smaller reporting company at the time we cease to be an emerging growth company, we may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. For so long as we remain a smaller reporting company, we are permitted and intend to rely on exemptions from certain disclosure and other requirements that are applicable to other public companies that are not applicable to a smaller reporting company.

Additional Information

For additional information related to our business and operations, please refer to the reports incorporated herein by reference, as described under the caption “Incorporation of Certain Documents by Reference” on page 27 of this prospectus.

THE OFFERING

Common Stock offered by us	Shares of our common stock having an aggregate offering price of up to $16,768,099.

Common Stock outstanding immediately following the offering	Up to 59,786,897 shares, assuming the receipt of the Stockholder Approval and the sale of 32,240,144 shares of Common Stock, at a price of $0.5201 per share, the last reported sale price of our common stock on The Nasdaq Global Market. The actual number of shares issued, if any, will vary depending on how many shares of our common stock we choose to sell and the prices at which such sales occur.

Plan of Distribution	Sales of our common stock, if any, under this prospectus supplement and the accompanying prospectus may be made by any method permitted by law deemed to be an “at-the-market” offering as defined in Rule 415 of the Securities Act, including without limitation sales made directly on The Nasdaq Global Market, on any other existing trading market for the common stock in the United States. The Sales Agent is not required to sell any certain number of shares or dollar amount of our common stock, but will act as a sales agent and use commercially reasonable efforts to sell on our behalf all of the shares of common stock requested to be sold by us, consistent with its normal trading and sales practices, subject to the terms of the Sales Agreement. See the section entitled “Plan of Distribution” in this prospectus supplement.

Use of Proceeds

We currently intend to use the net proceeds from this offering, if any, for general corporate and working capital purposes, including funding our research and development. See “Use of Proceeds.”

The amount of proceeds from this offering will depend upon the number of shares of common stock sold, if any, and the market price at which they are sold. There can be no assurance that we will be able to sell any shares under or fully utilize the Sales Agreement with the sales agent.

Risk Factors	See the section titled “Risk Factors” on page S-6 in this prospectus supplement and the other information included in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus for a discussion of certain factors you should carefully consider before deciding to invest in shares of our common stock.

Nasdaq Global Market System	Our common stock is listed on The Nasdaq Global Market under the symbol “IXHL.”

The number of shares of our common stock to be outstanding immediately after this offering is based on 27,546,753 shares of our common stock outstanding as of April 4, 2025, and excludes, as of that date, the following:

●	1,978,338 shares of Common Stock issuable upon the exercise of outstanding warrants that were issued to stockholders in connection with the re-domiciliation having a weighted average exercise price of $20.04 per share;

●	3,464,344 shares of Common Stock reserved for issuance under the Company’s 2023 Equity Incentive Plan, including 670,468 shares of Common Stock reserved for issuance under restricted stock units granted under the Company’s 2023 Equity Incentive Plan;

●	585,000 shares of Common Stock reserved for issuance upon the exercise of the warrant issued to Arena Business Solutions Global SPC II, Ltd at an exercise price of $0.0001 per share;

●	453,749 shares of Common Stock reserved for issuance upon the exercise of the warrant issued to Arena Special Opportunities (Offshore) Master II LP at an exercise price of $0.0001;

●	1,887,045 shares of Common Stock issuable upon the exercise of outstanding pre-funded warrants, with an exercise price of $0.0001; and

●	54,397,715 shares of Common Stock currently reserved for issuance upon the exercise of outstanding Series A warrants, with an initial exercise price of $2.16, and up to an additional 292,824,985 shares of Common Stock underlying the Series A Warrants that will be reserved upon and assuming receipt of the Stockholder Approval.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described below and under the section titled “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus supplement, and all other information and documents contained or incorporated by reference into this prospectus supplement and the accompanying prospectus, as updated by our subsequent filings under the Exchange Act, before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

Risks Relating to this Offering

If we are unable to maintain or regain compliance with the requirements of the Nasdaq Global Market, this could result in the delisting of our common stock. A delisting of our common stock from the Nasdaq Global Market could adversely affect our ability to raise additional capital through the public or private sale of equity securities and the ability of investors to dispose of or obtain accurate quotations as to the market value of our common stock.

Our common stock is currently listed on the Nasdaq Global Market. Continued listing of a security on the Nasdaq Stock Market (“Nasdaq”) is conditioned upon compliance with various continued listing standards for the applicable market tier. On January 3, 2025, we received a letter (the “Notice”) from Nasdaq notifying us that, we were not in compliance with Nasdaq Listing Rule 5450(b)(2)(A) (the “MVLS Listing Rule”), which requires us to maintain a minimum Market Value of Listed Securities (“MVLS”) of at least $50.0 million. The Notice is only a notification of deficiency, not of imminent delisting, and has no current effect on the listing or trading of the Company’s securities on the Nasdaq Global Market. The Notice stated that we have 180 calendar days, or until July 2, 2025, to regain compliance with the MVLS Listing Rule. To regain compliance, our MVLS must meet or exceed $50.0 million for a minimum of ten consecutive business days during the 180-day compliance period ending on July 2, 2025.

The Nasdaq Global Market also imposes, among other requirements, a minimum $1.00 per share bid price requirement for continued inclusion on the Nasdaq Global Market. The closing bid price for our common stock must remain at or above $1.00 per share to comply with the bid price requirement for continued listing. Since March 7, 2025, the closing bid price for our common stock has been below $1.00 per share. If we are unable to maintain a minimum price of $1.00 per share for the preceding 30 consecutive trading days, we will receive a deficiency letter from the Staff of Nasdaq (the “Staff”). While the Staff may provide us with a 180-calendar day grace period to regain compliance with the bid price requirement and while we may have the ability to request a hearing before the Nasdaq Hearings Panel, there can be no assurance that we will maintain compliance with the bid price requirement or any of other Nasdaq listing requirements, including the MVLS Listing Rule, or that any appeal to the Nasdaq Hearing Panel will be successful.

We are actively monitoring our stock price and our MVLS and will consider any and all options available to us to maintain or, if necessary, regain compliance, including, to the extent we may then be eligible, listing on the Nasdaq Capital Market. There can be no assurance, however, that we will be able to maintain or, if necessary, regain compliance and meet Nasdaq’s continued listing requirements for any market tier when or as needed. To the extent that we are unable to maintain or, if necessary, regain compliance with the Listing Rule or the other requirements of Nasdaq for continued listing, there is a risk that our Common Stock may be delisted from Nasdaq. If our common stock is delisted by Nasdaq, our common stock may be eligible to trade on an over-the-counter quotation system, where an investor may find it more difficult to sell our stock or obtain accurate quotations as to the market value of our common stock. We cannot ensure that our common stock, if delisted from the Nasdaq Global Market, will be listed on another national securities exchange or quoted on an over-the counter quotation system.

Unless our common stock is listed on a national securities exchange, such as The Nasdaq Stock Market, LLC, our common stock will also likely be subject to the regulations and restrictions regarding trading in “penny stocks,” which are those securities trading for less than $5.00 per share, and that are not otherwise exempted from the definition of a penny stock under other exemptions provided for in the applicable regulations. These requirements and regulations could severely limit the liquidity of securities in the secondary market because fewer brokers or dealers would likely to be willing to undertake related compliance activities. If our common stock is not listed on a national securities exchange, the rules and restrictions regarding penny stock transactions may limit an investor’s ability to sell to a third-party and our trading activity in the secondary market may be reduced. Delisting from Nasdaq would likely limit the range and attractiveness of strategic alternatives that we are able to consider, adversely affect our ability to raise additional capital through the public or private sale of equity securities, significantly affect the ability of investors to trade our securities, or negatively affect the value and liquidity of our common stock.

If the Series A Warrants are exercised by way of an alternative cashless exercise, stockholders will suffer substantial dilution.

If the Series A Warrants are exercised by way of a zero strike price exercise, the exercising holder will receive 3 shares of common stock for each Series A Warrant they exercise, without any cash payment to us. As a result, we do not expect to receive cash proceeds from the exercise of the Series A Warrants. Given these terms, it is very unlikely that the Series A Warrants would be exercised on a cash or cashless exercise or that we would receive any proceeds upon exercise of the Series A Warrants.

The number of shares issuable upon exercise of the Series A Warrants, including those issuable upon zero strike price exercise may be increased upon adjustment of the exercise price of the Series A Warrants. In addition to adjustments for recapitalization events, the exercise price of the Series A Warrants will be reduced (but in no event increased) to the greater of (I) the Floor Price and (II) the lowest dollar-volume-weighted-average-price during the period beginning two full trading days prior to the Release Date and ending on the 10th trading day after the Release Date. As a result, the aggregate number of shares underlying all of the Series A Warrants, may increase from 11,574,090 to up to 115,740,900, assuming full adjustment of the exercise price to the Floor Price and before giving effect to the zero strike price exercise provision. Assuming full adjustment of the exercise price to the Floor Price, the aggregate number of shares issuable upon a zero strike price exercise of all of the Series A Warrants would be 347,222,700. The exercise price of the Series A Warrants will also be reduced if at any time after the Private Placement, the Company subdivides its outstanding Common Stock, including by a reverse stock split, the exercise price in effect immediately prior to such subdivision will be proportionately reduced and the number of Series A Warrant Shares will be proportionately increased. Upon any such resulting adjustment of the exercise price in the Series A Warrants, the number of Series A Warrant Shares issuable under the Series A Warrants will be increased such that the aggregate exercise price of a Series A Warrants (adjusted for any exercises by a holder prior to this adjustment) will remain unchanged following such adjustment. The exercise of the Series A Warrants (assuming an exercise price equal to the Floor Price of $0.216 per share and application of the related share adjustment and alternative cashless exercise provisions in the Series A Warrants) could result in the issuance of up to approximately 347,222,700 additional shares of our common stock upon zero strike price exercise of the Series A Warrants, and the ownership interest of our existing stockholders would be correspondingly reduced.

If a zero strike price exercise occurs, this will result in substantial dilution to stockholders, and if such zero strike price exercise occurs after the Release Date, the dilution will be even more substantial. These exercises would increase the number of publicly-traded shares, would likely cause downward pricing pressure and depress the market price of the our common stock. Moreover and even absent these exercises, the perceived risk of dilution and the resulting downward pressure on our common stock price could encourage investors to engage in short sales of its common stock, which could further contribute to price declines. These exercises will likely make it more difficult for us to raise additional financing in through the sale of equity or equity-related securities in the future at a time and/or at a price that we deem reasonable or appropriate, or at all.

You will experience immediate and substantial dilution in the net tangible book value per share of the common stock you purchase.

The offering price per share in this offering may exceed the net tangible book value per share of our common stock outstanding prior to this offering. Assuming that an aggregate of 32,240,144 shares of our common stock are sold at the assumed offering price of $0.5201 per share (the last reported sale price of our common stock on the Nasdaq Global Market on April 4, 2025) and after deducting commissions and estimated aggregate offering expenses payable by us, you will experience immediate dilution of $0.1028 per share, representing the difference between our pro forma as adjusted net tangible book value per share as of December 31, 2024 after giving effect to this offering and the assumed offering price. See the section entitled “Dilution” appearing elsewhere in this prospectus supplement for a more detailed illustration of the dilution you would incur if you participate in this offering. As noted above, we are contractually prohibited from selling shares pursuant to the Sales Agreement at a price less than $1.08 per share prior to the thirtieth day after the Release Date and may only sell seven shares of our common stock prior to the Stockholder Approval as we currently do not have sufficient authorized shares to issue more than these seven shares of our common stock in compliance with the March 2025 Securities Purchase Agreements.

Sales of a substantial number of shares of our common stock in the public market, or the perception that such sales could occur, could depress the market price of our common stock.

Sales of a substantial number of shares of our common stock in the public market, or the perception that such sales could occur, could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities. We cannot predict the effect that future sales of our common stock, including under the Sales Agreement, would have on the market price of our common stock.

We may issue and sell up to 32,240,144 shares of our common stock under the ATM assuming an offering price of $0.5201 per share (the last reported sale price of our common stock on April 4, 2025), assuming the receipt of the Stockholder Approval. These shares are being offered and sold by us in a registered public offering pursuant to the ATM and are in addition to the 347,222,700 shares of our common stock underlying the outstanding Series A Warrants, assuming full zero strike price exercise of the Series A Warrants. We have also granted registration rights with respect to the shares of common stock and Warrant Shares issued in the Private Placement, and once the applicable resale registration statement is declared effectives, those shares will become freely tradeable.

As a result, a large number of additional shares may become available for sale into the public market. If these shares are sold, or if it is perceived that they may be sold, the market price of our common stock could decline significantly.

There is an increased potential for short sales of our common stock due to the sale of shares pursuant to the March 2025 Purchase Agreements, which could materially affect the market price of our common stock.

Downward pressure on the market price of our common stock that likely will result from resales of the common stock issued pursuant to the March 2025 Purchase Agreements, which do not contain a prohibition against short sales between the closing of the Private Placement and the date of Stockholder Approval, could encourage short sales of common stock by the Purchasers. Generally, short selling means selling a security not owned by the seller. The seller is committed to eventually purchase the security previously sold. Generally, short selling means selling a security, contract or commodity not owned by the seller. The seller is committed to eventually purchase the financial instrument previously sold. Short sales are used to capitalize on an expected decline in the security's price.  Holders of the Series A Warrants can sell substantial amounts of common stock upon cashless exercise of the Series A Warrants following Stockholder Approval for a total of up to 347,222,720 shares assuming full exercise pursuant to the zero strike price exercise provisions in the Series A Warrants. Once the registration statements for the Private Placement are effective, significant amounts of such short selling could place further downward pressure on the market price of our common stock.

We expect the stock price of our common stock to be highly volatile.

The market price of shares of our common stock has been and is likely to continue to be subject to significant fluctuations. Market prices for securities of biotechnology and other life sciences companies historically have been particularly volatile subject even to large daily price swings. Some of the factors that may cause the market price of shares of our common stock to fluctuate include, but are not limited to:

●	our ability to obtain timely regulatory approvals for IHL-42X, PSX-001, and IHL-675A, or other drug candidates, and delays or failures to obtain such approvals;

●	adverse results, clinical holds, or delays in the clinical trials of our drug candidates or any future clinical trials we may conduct, or changes in the development status of our drug candidates;

●	failure of any of our drug candidates, if approved, to achieve commercial success;

●	negative publicity or public perception of the use of cannabinoid or psychedelic substances as a medical treatment;

●	failure to maintain our existing third-party collaboration, license and supply agreements;

●	failure by us or our licensors to prosecute, maintain, or enforce our intellectual property rights;

●	changes in laws or regulations applicable to our drug candidates;

●	any inability to obtain adequate supply of our drug candidates or the inability to do so at acceptable prices;

●	adverse regulatory authority decisions;

●	introduction of new products, services or technologies by our competitors;

●	failure to meet or exceed financial and development projections we may provide to the public;

●	failure to meet or exceed the financial and development projections of the investment community;

●	the perception of the pharmaceutical industry by the public, legislatures, regulators and the investment community;

●	announcements of significant acquisitions, strategic collaborations, joint ventures or capital commitments by us or our competitors;

●	disputes or other developments relating to proprietary rights, including patents, litigation matters, and our ability to obtain patent protection for our technologies;

●	additions or departures of key personnel;

●	significant lawsuits, including patent or stockholder litigation;

●	failure by securities or industry analysts to publish research or reports about our business, or issuance of any adverse or misleading opinions by such analysts regarding our business or stock;

●	changes in the market valuations of similar companies;

●	general market or macroeconomic conditions, such as inflation;

●	fluctuations of exchange rates between the U.S. dollar and the Australian dollar;

●	sales of our common stock by us or our stockholders in the future;

●	the trading volume of our common stock;

●	our ability to maintain the listing of our common stock on the Nasdaq Global Market;

●	announcements by commercial partners or competitors of new commercial products, clinical progress or the lack thereof, significant contracts, commercial relationships or capital commitments

●	the introduction of technological innovations or new therapies that compete with our potential drugs;

●	changes in the structure of healthcare payment systems;

●	the impact of political instability and military conflicts, such as the conflicts and recent events in Ukraine and the Middle East, which has resulted in instability in the global financial markets and export controls; and

●	period-to-period fluctuations in our financial results.

Moreover, the stock markets in general have experienced substantial volatility that has often been unrelated to the operating performance of individual companies. These broad market fluctuations may also adversely affect the trading price of our common stock. If the price of our common stock declines, our ability to raise funds through the issuance of equity or otherwise use our common stock as consideration will be reduced. A low price for our equity may negatively impact our ability to access additional debt capital. These factors may limit our ability to implement our operating and growth plans.

In the past, following periods of volatility in the market price of a company’s securities, stockholders have often instituted class action securities litigation against those companies. Such litigation, if instituted, could result in substantial costs and diversion of management attention and resources, which could significantly harm our profitability and reputation. In addition, such securities litigation often has ensued after a reverse merger or other merger and acquisition activity of the type engaged by us. Such litigation, if brought, could impact negatively our business.

We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds from this offering, including for any of the purposes described in the section entitled “Use of Proceeds,” and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. Our management might not apply our net proceeds in ways that ultimately increase the value of your investment. We expect to use the net proceeds from this offering, if any, for general corporate and working capital purposes, including funding our research and development. The failure by our management to apply these funds effectively could harm our business. Pending their use, we may invest the net proceeds from this offering in short- and intermediate term, investment-grade, interest-bearing securities. These investments may not yield a favorable return to our stockholders. If we do not invest or apply the net proceeds from this offering in ways that enhance stockholder value, we may fail to achieve expected financial results, which could cause our stock price to decline.

The actual number of shares we will issue under the Sales Agreement and the gross proceeds resulting therefrom, at any one time or in total, is uncertain.

Subject to certain limitations in the Sales Agreement and compliance with applicable law, we have the discretion to deliver placement notice to A.G.P. to sell shares of our common stock at any time throughout the term of the Sales Agreement. However, until the thirtieth day after the Release Date, we are contractually restricted from selling shares at a price that is less than $1.08 per the terms of the Securities Purchase Agreement. This $1.08 price is well above the current price of our common stock; so we may not be able to sell shares of common stock under the Sales Agreement in the near term unless and until the price of our common stock increases to $1.08 or above. Further and until receipt of the Stockholder Approval, we only have seven authorized shares available for issuance pursuant to the Sales Agreement. If we do not obtain the Stockholder Approval, of which there can be no assurance that we can or will obtain the Stockholder Approval, or otherwise increase the available number of authorized shares of our common stock, we will be unable to materially utilize the Sales Agreement. The number of shares that are sold through or to A.G.P. after our delivering a placement notice will also fluctuate based on a number of factors, including the market price of our common stock during the sales period, the limits we set with A.G.P. in any instruction to sell shares, and the demand for our common stock during the sales period. Because the price per share of each share sold will fluctuate based on the market price of our common stock during this offering, it is not currently possible to predict the number of shares, if any, that will be sold or the gross proceeds to be raised in connection with those sales.

The common stock offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold in this offering. Investors may experience a decline in the value of the shares they purchase in this offering as a result of sales made at prices lower than the prices they paid.

We do not anticipate paying dividends on our capital stock.

We do not intend to pay cash dividends on our capital stock in the foreseeable future. The declaration of dividends is subject to the discretion of our board of directors and will depend on various factors, including our operating results, financial condition, future prospects and any other factors deemed relevant by our board of directors. You should not rely on an investment in our company if you require dividend income from your investment in our company. The success of your investment will likely depend entirely upon any future appreciation of the market price of our capital stock, which is uncertain and unpredictable. There is no guarantee that our capital stock will appreciate in value or even maintain the price at which you purchased your shares.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents that we incorporate by reference herein and therein, contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These statements relate to future events or to our future operating or financial performance and involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements.

In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “would,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “predicts,” “potential” and similar expressions intended to identify forward-looking statements. These statements reflect our current views with respect to future events and are based on assumptions and are subject to risks and uncertainties. As such, our actual results may differ significantly from those expressed in any forward-looking statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements. In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date they were made, and while we believe such information formed a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

We discuss many of these risks in greater detail under “Risk Factors” in this prospectus supplement and the accompanying prospectus and in the “Risk Factors,” “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections incorporated by reference from our most recent Annual Report on Form 10-K and in our Quarterly Reports on Form 10-Q for the quarterly periods ended subsequent to our filing of such Annual Report on Form 10-K, as well as any amendments thereto and other documents we filed with the SEC and reflected in subsequent filings with the SEC.

Also, these forward-looking statements represent our estimates and assumptions only as of the date of the document containing the applicable statement. Unless required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments. Thus, you should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements. You should read this prospectus supplement, the accompanying prospectus, together with the documents that we have filed with the SEC that are incorporated by reference herein and therein and any free writing prospectus we have authorized for use in connection with this offering, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements.

USE OF PROCEEDS

We may issue and sell shares of our common stock having aggregate sales proceeds of up to $16,768,099 from time to time. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, sales agent commissions and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will sell any shares under or fully utilize the Sales Agreement with A.G.P. as a source of financing.

We currently intend to use the net proceeds from this offering, if any, for working capital and general corporate purposes. We may also use a portion of the net proceeds to in-license, invest in or acquire businesses, assets or technologies that we believe are complementary to our own, although we have no current plans, commitments or agreements with respect to any acquisitions. Pending these uses, we intend to invest the net proceeds, if any, in short- and intermediate-term, investment-grade, interest-bearing securities. We will retain broad discretion in determining how we will allocate the net proceeds from the sale of common stock under this prospectus supplement and the accompanying prospectus.

DILUTION

If you invest in our securities, you will experience immediate and substantial dilution to the extent of the difference between the amount per share paid in this offering and the net tangible book value per share of our common stock immediately after the offering.

Our net tangible book value per share is determined by subtracting our total liabilities from our total tangible assets, which is total assets less intangible assets, and dividing this amount by the number of shares of common stock outstanding. The historical net tangible book value of our common stock as of December 31, 2024 was approximately $1.0 million, or $0.0543 per share, based on 17,785,235 shares of our common stock outstanding at December 31, 2024.

Our pro forma net tangible book value as of December 31, 2024, was approximately $8.7 million, or approximately $0.3153 per share, on a pro forma basis to give effect to (i) the issuance and sale of 9,687,045 shares of common stock pursuant to the Private Placement at an offering price of $1.08 per share that closed on March 10, 2025, (ii) the issuance of 64,127 shares of common stock issued pursuant to the partial conversion of a secured convertible debenture, which is no longer outstanding and (iii) the $3.8 million repayment in full of the debenture by and between the Company and Arena Special Opportunities (Offshore) Master II LP.

After giving effect to the issuance and sale in this offering of 32,240,144 shares of common stock at the offering price of $0.5201 per share (which was the last reported sale price on April 4, 2025), after deducting the estimated sales agent fees and estimated offering expenses payable by us, our pro forma as adjusted net tangible book value on December 31, 2024, would have been approximately $24.9 million or $0.4173 per share. This represents an immediate increase in the net tangible book value of $0.1021 per share to new investors purchasing shares of common stock in this offering, assuming 32,240,144 shares are sold at the assumed public offering price of $0.5201 per share. The above calculation presume that the authorized shares of the Company has been increased pursuant to the Stockholder Approval. We may not issue more than seven shares of Common Stock pursuant to the Sales Agreement prior to the date of the Stockholder Approval.

The following table illustrates the immediate dilution to the new investors:

Public offering price per share		$0.5201
Historical net tangible book value per share on December 31, 2024	$0.0543
Pro forma net tangible book value per share on December 31, 2024	0.3153
Increase in pro forma net tangible book value per share attributable to this offering	0.1021
Pro forma as adjusted net tangible book value per share as of December 31, 2024, after giving effect to this offering		0.4173
Dilution per share to new investors in this offering		$0.1028

The foregoing discussion and table do not take into account further dilution to new investors that could occur upon the exercise of outstanding options or warrants. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

The number of shares of common stock to be outstanding immediately after this offering, is based on 27,472,280 shares of our common stock outstanding as of April 4, 2025 and excludes the following securities:

●	1,978,338 shares of Common Stock issuable upon the exercise of outstanding warrants that were issued to stockholders in connection with the re-domiciliation having a weighted average exercise price of $20.04 per share;

●	3,464,344 shares of Common Stock reserved for issuance under the Company’s 2023 Equity Incentive Plan, including 670,468 shares of Common Stock reserved for issuance under restricted stock units granted under the Company’s 2023 Equity Incentive Plan;

●	585,000 shares of Common Stock reserved for issuance upon the exercise of the warrant issued to Arena Business Solutions Global SPC II, Ltd at an exercise price of $0.0001 per share;

●	453,749 shares of Common Stock reserved for issuance upon the exercise of the warrant issued to Arena Special Opportunities (Offshore) Master II LP at an exercise price of $0.0001;

●	1,887,045 shares of Common Stock issuable upon the exercise of outstanding pre-funded warrants, with an exercise price of $0.0001; and

●	54,397,715 shares of Common Stock currently reserved for issuance upon the exercise of outstanding Series A warrants, with an initial exercise price of $2.16, and an additional 292,824,985 shares of Common Stock underlying the Series A Warrants that will be reserved upon and assuming receipt of the Stockholder Approval.

PLAN OF DISTRIBUTION

We have entered into the Sales Agreement with A.G.P. under which we may issue and sell shares of our common stock from time to time up to $16,768,099 to or through A.G.P., acting as our sales agent or principal. The sales of our common stock, if any, under this prospectus supplement will be made at market prices by any method deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act, including sales made directly on Nasdaq, on any other existing trading market for our common shares or to or through a market maker. If we and A.G.P. agree on any method of distribution other than sales of our common stock on or through the Nasdaq Global Market or another existing trading market in the United States at market prices, we will file a further prospectus supplement providing all information about such offering as required by Rule 424(b) under the Securities Act.

Each time that we wish to issue and sell our common stock under the Sales Agreement, we will provide A.G.P. with a placement notice describing the amount of shares to be sold, the time period during which sales are requested to be made, any limitation on the amount of common stock that may be sold in any single day, any minimum price below which sales may not be made or any minimum price requested for sales in a given time period and any other instructions relevant to such requested sales. Upon receipt of a placement notice, A.G.P., acting as our sales agent, will use commercially reasonable efforts, consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of Nasdaq, to sell common stock under the terms and subject to the conditions of the placement notice and the Sales Agreement. We or A.G.P. may suspend the offering of common stock pursuant to a placement notice upon notice and subject to other conditions.

Settlement for sales of common stock, unless the parties agree otherwise, will occur on the first trading day following the date on which any sales are made in return for payment of the net proceeds to us. There are no arrangements to place any of the proceeds of this offering in an escrow, trust or similar account. Sales of our common stock as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and A.G.P. may agree upon.

Because there are no minimum sale requirements as a condition to this offering, the actual total public offering price, commissions and net proceeds to us, if any, are not determinable at this time. The actual dollar amount and number of common shares we sell through this prospectus supplement will be dependent, among other things, on market conditions and our capital raising requirements.

We will report at least quarterly the number of common stock sold through A.G.P. under the Sales Agreement, the net proceeds to us and the compensation paid by us to A.G.P. in connection with the sales of common stock under the Sales Agreement.

The offering pursuant to the Sales Agreement will terminate upon the earlier of (i) the sale of all common stock subject to the Sales Agreement and (ii) termination of the Sales Agreement as permitted therein. We may terminate the Sales Agreement in our sole discretion at any time by giving two days’ prior notice to A.G.P. A.G.P. may terminate the Sales Agreement under the circumstances specified in the sales agreement and in its sole discretion at any time by giving two days’ prior notice to us.

This prospectus supplement in electronic format may be made available on a website maintained by A.G.P., and A.G.P. may distribute this prospectus supplement electronically.

Fees and Expenses

We will pay A.G.P. commissions for its services in acting as our sales agent in the sale of our common stock pursuant to the Sales Agreement. A.G.P. will be entitled to compensation at a fixed commission rate of 3.0% of the gross proceeds from the sale of our common stock on our behalf pursuant to the Sales Agreement. We have also agreed to reimburse A.G.P. for its reasonable and documented out-of-pocket expenses (including but not limited to the reasonable and documented fees and expenses of its legal counsel) in an amount not to exceed $50,000 and up to an additional $5,000 per quarter (and in no event more than $20,000 per fiscal year) for maintenance. We have also agreed to reimburse A.G.P. for its reasonable and documented out-of-pocket expenses (including but not limited to the reasonable and documented fees and expenses of its legal counsel) in an amount not to exceed $10,000 for each program “refresh” (filing of a new registration statement, prospectus, or prospectus supplement relating to the common shares and/or an amendment to the Sales Agreement).

We estimate that the total expenses for this offering, excluding compensation payable to A.G.P. and certain expenses reimbursable to A.G.P. under the terms of the sales agreement, will be approximately $70,000. The remaining sales proceeds, after deducting any expenses payable by us and any transaction fees imposed by any governmental, regulatory, or self-regulatory organization in connection with the sales, will equal our net proceeds for the sale of such common stock.

Regulation M

In connection with the sale of the common stock on our behalf, A.G.P. will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of A.G.P. will be deemed to be underwriting commissions or discounts.

A.G.P. will not engage in any market making activities involving our common stock while the offering is ongoing under this prospectus supplement if such activity would be prohibited under Regulation M or other anti-manipulation rules under the Securities Act. As our sales agent, A.G.P. will not engage in any transactions that stabilizes our common stock.

Indemnification

We have agreed to indemnify A.G.P. against certain civil liabilities, including liabilities under the Securities Act and the Exchange Act, and to contribute to payments that the A.G.P. may be required to make in respect of such liabilities.

Listing

Our common stock is listed on The Nasdaq Global Market under the symbol “IXHL.”

Other Relationships

A.G.P. and/or its affiliates have in the past engaged, and may in the future engage, in transactions with, and may perform, from time to time, investment banking and advisory services for us in the ordinary course of their business and for which it would receive customary fees and expenses. In addition, in the ordinary course of its business activities, A.G.P. and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for its own account and for the accounts of its customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates.

In March 2025, we completed the Private Placement. In connection therewith, we entered into an engagement letter with A.G.P. pursuant to which we agreed to pay a cash fee (the “Cash Fee”) equal to 7.00% of the aggregate purchase price actually paid by each purchaser of securities not listed on Exhibit A therein at the closing of the Private Placement. Notwithstanding the forgoing and in connection with purchases of securities in the Private Placement by persons and/or entities for which fees were already payable in accordance with the terms of that certain Engagement Letter, dated March 4, 2024, by and between the Company and JonesTrading Institutional Services LLC (“JonesTrading”) as amended by that certain Amendment and Supplement, dated November 12, 2024, by and between the Company and JonesTrading, the Cash Fee payable will instead be equal to 3.5% of the aggregate purchase price actually paid at the closing of the Private Placement. Per the terms of our agreements with JonesTrading, we will also be obligated to pay 3.5% of gross proceeds raised from certain persons and entities if such persons and entities purchase shares in connection with the Sales Agreement.

LEGAL MATTERS

The validity of the common stock offered by this prospectus supplement has been passed upon for us by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., San Diego, California. Thompson Hine LLP, New York, New York, is acting as counsel for A.G.P.

EXPERTS

The consolidated financial statements incorporated by reference herein and in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton Audit Pty Ltd, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement is part of a registration statement we filed with the SEC. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus supplement, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. Neither we nor any agent, underwriter or dealer has authorized any person to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date on the front page of this prospectus supplement, regardless of the time of delivery of this prospectus supplement or any sale of the securities offered by this prospectus supplement.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy statements and other information regarding issuers that file electronically with the SEC, including the Company. The address of the SEC website is www.sec.gov.

We maintain a website at http://www.incannex.com. Information contained in or accessible through our website does not constitute a part of this prospectus supplement or the accompanying prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference the information and reports we file with it, which means that we can disclose important information to you by referring you to these documents. The information incorporated by reference is an important part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede the information already incorporated by reference. We are incorporating by reference the documents listed below, which we have already filed with the SEC, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including all filings made after the date of the filing of this prospectus supplement, except as to any portion of any future report or document that is not deemed filed under such provision, after the date of this prospectus supplement and prior to the termination of this offering:

●	our Annual Report on Form 10-K for the fiscal year ended June 30, 2024, filed on September 30, 2024;

●	our Quarterly Reports on Form 10-Q for the quarter ended September 30, 2024, filed on November 14, 2024; and the quarter ended December 31, 2024, filed on February 14, 2025;

●	our Current Reports on Form 8-K, filed on July 30, 2024; August 5, 2024; September 10, 2024 ; September 10, 2024; September 30, 2024; October 15, 2024; October 21, 2024; October 24, 2024; October 24, 2024; December 11, 2024; January 10, 2025; January 23, 2025; February 4, 2025; February 14, 2025; March 10, 2025; March 18, 2025; and April 3, 2025; and

●	the description of our Common Stock contained in Exhibit 99.1 of our Current Report on Form 8-K filed with the SEC on November 29, 2023, including any amendments or reports filed for the purpose of updating such description.

We incorporate by reference any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus supplement and the termination of the offering.

Notwithstanding the foregoing, unless specifically stated to the contrary, information that we furnish (and that is not deemed “filed” with the SEC) under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01, is not incorporated by reference into this prospectus supplement or the registration statement of which this prospectus supplement is a part.

Any statement contained in a document that is incorporated by reference will be modified or superseded for all purposes to the extent that a statement contained in this prospectus supplement, or in any other document that is subsequently filed with the SEC and incorporated by reference into this prospectus supplement, modifies or is contrary to that previous statement. Any statement so modified or superseded will not be deemed a part of this prospectus supplement, except as so modified or superseded. Since information that we later file with the SEC will update and supersede previously incorporated information, you should look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus supplement or in any documents previously incorporated by reference have been modified or superseded.

You may request a free copy of any of the documents incorporated by reference in this prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents) by writing or telephoning us at the following address:

Incannex Healthcare Inc.

Suite 105, 8 Century Circuit Norwest,

NSW 2153 Australia

Attn: Investor Relations

Tel.: +61 409 840 786

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

This prospectus supplement and the base prospectus form a part of the registration statement we filed with the SEC. We have incorporated exhibits into the registration statement. You should read the exhibits carefully for provisions that may be important to you.

You should rely only on the information incorporated by reference or provided in this prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus supplement or in the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus supplement or those documents.

PROSPECTUS

$150,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Units

We may offer and sell up to $150.0 million in the aggregate of the securities identified above from time to time in one or more offerings. This prospectus provides you with a general description of the securities.

This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. Each time we offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement, together with the documents we incorporate by reference before you invest in any of our securities.

We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE “RISK FACTORS” ON PAGE 3 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.

Our common stock is listed on The Nasdaq Global Market under the symbol “IXHL.” On November 4, 2024, the last reported sale price of our common stock on The Nasdaq Global Market was $2.46 per share. On September 30, 2024, the date we filed our Annual Report on Form 10-K for the fiscal year ended June 30, 2024, our prospectus became subject to the offering limits in General Instruction I.B.6 of Form S-3. As of the date hereof, the aggregate market value of our common stock held by non-affiliates pursuant to General Instruction I.B.6 of Form S-3 is $30.59 million, which was calculated based on 12,961,669 shares of our common stock outstanding held by non-affiliates and a price of $2.36 per share, the closing price of our common stock on October 18, 2024. As of the date of this prospectus, we have not sold any securities pursuant to General Instruction I.B.6 of Form S-3 during the 12 calendar months prior to, and including, the date of this prospectus. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities in public primary offerings on Form S-3 with a value exceeding more than one-third of our public float (as defined by General Instruction I.B.6) in any 12 calendar month period so long as our public float remains below $75 million.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 22, 2024.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf’ registration process. By using a shelf registration statement, we may sell securities from time to time and in one or more offerings up to a total dollar amount of $150.0 million as described in this prospectus. Each time that we offer and sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement (and any applicable free writing prospectuses), together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Documents by Reference.”

We have not authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. Although we are not aware of any misstatements regarding the market and industry data presented in this prospectus and the documents incorporated herein by reference, these estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

When we refer to “Incannex,” “we,” “our,” “us” and the “Company” in this prospectus, we mean Incannex Healthcare Inc., unless otherwise specified. When we refer to “you,” we mean the holders of the applicable series of securities.

We use our trademarks in this prospectus as well as trademarks, tradenames and service marks that are the property of other organizations. Solely for convenience, certain trademarks and tradenames referred to in this prospectus appear without the ® and TM symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or that the applicable owner will not assert its rights, to these trademarks and tradenames.

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PROSPECTUS SUMMARY

The following is a summary of what we believe to be the most important aspects of our business and the offering of our securities under this prospectus. We urge you to read this entire prospectus, including the more detailed consolidated financial statements, notes to the consolidated financial statements and other information incorporated by reference from our other filings with the SEC or included in any applicable prospectus supplement. Investing in our securities involves risks. Therefore, carefully consider the risk factors set forth in any prospectus supplements and in our most recent annual and quarterly filings with the SEC, as well as other information in this prospectus and any prospectus supplements and the documents incorporated by reference herein or therein, before purchasing our securities. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities.

About Incannex Healthcare Inc.

Incannex Healthcare Inc. is a clinical-stage biopharmaceutical company dedicated to developing innovative medicines for patients living with serious chronic diseases and significant unmet needs. We are advancing oral synthetic cannabinoid and psilocybin drug candidates targeting sleep apnea, anxiety, and inflammatory diseases. Our lead programs include IHL-42X, an oral fixed dose combination of dronabinol and acetazolamide, designed to act synergistically in the treatment of OSA, in a global Phase 2/3 study for the treatment of obstructive sleep apnea, PSX-001 in a Phase 2 trial conducted in the U.S. and UK to assess the combination of an oral synthetic psilocybin treatment with psychotherapy for patients with generalized anxiety disorder, and IHL-675A, an oral fixed dose combination of cannabidiol and hydroxychloroquine sulfate, acting synergistically to alleviate inflammation, in an Australian Phase 2 trial. Each of these programs target indications that have limited, inadequate, or no approved pharmaceutical treatment options.

To date, we have not generated any revenue and do not expect to generate significant revenue from the sale of our drug candidates in development in the foreseeable future. If our development efforts for our drug candidates are successful and result in regulatory approval, we may generate revenue in the future from these sales. We cannot predict if, when, or to what extent we will generate revenue from the commercialization and sale of our drug candidates. We may never succeed in obtaining regulatory approval for any of our drug candidates.

Additional Information

For additional information related to our business and operations, please refer to the reports incorporated herein by reference, as described under the caption “Incorporation by Reference” on page 27 of this prospectus.

Our Corporate Information

Incannex Healthcare Inc. was incorporated in Delaware in July 2023. On November 28, 2023, the redomiciliation of Incannex Healthcare Limited, an Australian corporation, or Incannex Australia, was implemented under Australian law in accordance with the Scheme Implementation Deed, as amended and restated on September 13, 2023, between Incannex Australia and the Company. As a result of the redomiciliation, Incannex Australia became a wholly-owned subsidiary of Incannex Healthcare Inc.

Our principal office is located at Suite 105, 8 Century Circuit, Norwest 2153, NSW Australia and our telephone number is +61 409 840 786. Our address on the Internet is http://www.incannex.com. The reference to our website address does not constitute incorporation by reference of the information contained at or available through our website, and you should not consider it to be a part of this prospectus.

The information on, or accessible through, our website is not part of this prospectus. We file Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports with SEC. Our filings with the SEC are available free of charge on the SEC’s website and on the “Investors” section of our website as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. The SEC maintains an internet site that contains reports and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.

Offerings Under This Prospectus

Under this prospectus, we may offer shares of our common stock or preferred stock, various series of debt securities and/or warrants to purchase any of such securities, either individually or in units, with a total aggregate offering price of up to $150.0 million, from time to time at prices and on terms to be determined by market conditions at the time of the offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

●	designation or classification;

●	aggregate principal amount or aggregate offering price;

●	maturity, if applicable;

●	rates and times of payment of interest or dividends, if any;

●	redemption, conversion or sinking fund terms, if any;

●	voting or other rights, if any; and

●	conversion or exercise prices, if any.

The prospectus supplement also may add, update or change information contained in this prospectus or in documents we have incorporated by reference into this prospectus. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We may sell the securities directly to investors or to or through agents, underwriters or dealers. We, and our agents or underwriters, reserve the right to accept or reject all or part of any proposed purchase of securities. If we offer securities through agents or underwriters, we will include in the applicable prospectus supplement:

●	the names of those agents or underwriters;

●	applicable fees, discounts and commissions to be paid to them;

●	details regarding over-allotment options, if any; and

●	the net proceeds to us.

This prospectus may not be used to consummate a sale of any securities unless it is accompanied by a prospectus supplement.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves a high degree of risk. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended, or Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement before acquiring any such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. Additional risks and uncertainties that we do not presently know or that we currently deem immaterial may also have a material adverse effect on our business.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus, including documents incorporated by reference herein and therein, and any free writing prospectus that we have authorized for use in connection with this offering, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or Securities Act, and Section 21E of the Exchange Act. Forward-looking statements are statements other than historical facts and relate to future events or circumstances or our future performance, and they are based on our current assumptions, expectations and beliefs concerning future developments and their potential effect on our business. The words “believe,” “may,” “will,” “potentially,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “would,” “project,” “plan,” “expect,” “possible,” “likely,” “probable,” and similar expressions that convey uncertainty of future events or outcomes identify forward-looking statements. These statements include, among other things, statements regarding:

●	our ability to implement our product development and business strategies, including our ability to continue to pursue development pathways and regulatory strategies for IHL-42X, PSX-001, and IHL-675A and any of our other drug candidates;

●	estimates regarding market size and related future growth rates;

●	our research and development activities, including clinical testing and manufacturing and the related costs and timing;

●	the possibility that we may be required to conduct additional clinical studies or trials for our drug candidates and the consequences resulting from the delay in obtaining necessary regulatory approvals;

●	the timing, scope or likelihood of regulatory filings and approvals and our ability to obtain and maintain regulatory approvals for our drug candidates for any indication;

●	the pricing, coverage and reimbursement of our drug candidates, if approved and commercialized;

●	the rate and degree of market acceptance and clinical utility of our drug candidates;

●	our expectations around feedback from and discussions with regulators, regulatory development paths and with respect to Controlled Substances Act designation;

●	our ability to maintain effective patent rights and other intellectual property protection for our drug candidates, and to prevent competitors from using technologies we consider important to the successful development and commercialization of our drug candidates;

●	our estimates regarding expenses, revenues, financial performance and capital requirements, including the length of time our capital resources will sustain our operations;

●	our ability to commercialize drug candidates and to generate revenues;

●	our financial condition, including our ability to obtain the funding necessary to advance the development of our drug candidates and our ability to continue as a going concern;

●	our ability to comply with the provisions and requirements of our debt arrangements and to pay amounts owed, including any amounts that may be accelerated;

●	our ability to retain and attract qualified employees, directors, consultants and advisors;

●	our ability to continue to comply with applicable privacy laws and protect confidential information from security breaches;

●	how recent and potential future changes in healthcare policy could negatively impact our business and financial condition;

●	the extent to which global economic and political developments, including existing regional conflicts, pandemics, natural disasters, and the indirect and/or long-term impact of inflation, will affect our business operations, clinical trials, or financial condition; and

●	any statement of assumptions underlying any of the foregoing.

Although forward-looking statements in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, and in any free writing prospectus that we have authorized for use in connection with this offering, reflect the good faith judgment of our management, such statements can only be based on facts and factors currently known by us. Consequently, forward-looking statements are inherently subject to risks and uncertainties and actual results and outcomes may differ materially from the results and outcomes discussed in or anticipated by the forward-looking statements. Factors that could cause or contribute to such differences in results and outcomes include, without limitation, those specifically addressed under the heading “Risk Factors” contained in this prospectus supplement, the accompanying prospectus and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus, including our most recent annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date made. We file reports with the SEC, and our electronic filings with the SEC (including our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and any amendments to these reports) are available free of charge on the SEC’s website at http://www.sec.gov.

We undertake no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this prospectus supplement, except as required by law. Readers are urged to carefully review and consider the various disclosures made throughout the entirety of this prospectus supplement, the accompanying prospectus and any related free writing prospectus, and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, which disclosures are designed to advise interested parties of the risks and factors that may affect our business, financial condition, results of operations and prospects.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our capital stock. We intend to retain future earnings, if any, to finance the operation of our business and do not anticipate paying any cash dividends in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, business prospects and other factors the board of directors deems relevant, and subject to the restrictions contained in any future financing instruments and Delaware law. In addition, we are also restricted from paying dividends pursuant to our debt arrangements under the Securities Purchase Agreement with Arena Investors, LP, dated as of September 6, 2024, or the Debenture Purchase Agreement.

DESCRIPTION OF CAPITAL STOCK

General

The following description summarizes some of the terms of capital stock. Because it is only a summary, it does not contain all the information that may be important to you and is subject to and qualified in its entirety by reference to our amended and restated certificate of incorporation, or the Certificate of Incorporation, and amended and restated bylaws, or the Bylaws, which are filed as exhibits to our most recent Annual Report on Form 10-K and are incorporated by reference herein. We encourage you to read our Certificate of Incorporation and our Bylaws for additional information.

Our authorized capital stock consists of 100,000,000 shares of common stock, $0.0001 par value per share, and 10,000,000 shares of preferred stock, $0.0001 par value per share.

Common Stock

As of October 18, 2024, there were 17,642,832 shares of our common stock issued and outstanding and held of record by 4899 stockholders. Holders of our common stock are entitled to one vote for each share held on all matters on which stockholders are generally entitled to vote, including the election of directors, and do not have cumulative voting rights. At any meeting of stockholders at which directors are to be elected, directors shall be elected by a plurality of the votes cast. All corporate actions to be taken by stockholder vote shall be authorized by the affirmative vote of our stockholders having a majority in voting power of the shares present in person or represented by proxy and voting on such matter. Our Certificate of Incorporation and Bylaws also provide that our directors may be removed only for cause and only by the affirmative vote of the holders of at least 66 2/3% of the voting power of the outstanding shares of capital stock outstanding and entitled to vote thereon. In addition, the affirmative vote of the holders of at least 66 2/3% of the voting power of the outstanding shares of capital stock entitled to vote thereon is required to amend, alter, change or repeal, or to adopt any provision contained in the Certificate of Incorporation and add or insert other provisions authorized by the General Corporation Law of the State of Delaware, or the DGCL, and to adopt, amend or repeal the Bylaws. Subject to the rights of the holders of any outstanding series of preferred stock, the number of authorized shares of Common Stock or preferred stock may also be increased or decreased, but not below the number of shares thereof then outstanding, by the affirmative vote of at least a majority of the voting power of the capital stock outstanding and entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the DGCL.

Subject to preferences that may be applicable to any then outstanding preferred stock, holders of common stock are entitled to receive ratably those dividends, if any, as may be declared by the board of directors out of legally available funds. In the event of our liquidation, dissolution or winding up, the holders of common stock will be entitled to share ratably in the assets legally available for distribution to stockholders after the payment of or provision for all of our debts and other liabilities, subject to the rights of any preferred stock then outstanding. Holders of common stock have no preemptive or conversion rights or other subscription rights and there are no redemption or sinking funds provisions applicable to the common stock. All outstanding shares of common stock are, and the common stock to be outstanding upon the closing of this offering will be, duly authorized, validly issued, fully paid and nonassessable. The rights, preferences and privileges of holders of common stock are subject to and may be adversely affected by the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A. The transfer agent and registrar’s address is 250 Royall St., Canton, Massachusetts 02021.

Stock Exchange Listing

Our common stock is listed for trading on Nasdaq under the symbol “IXHL.”

Preferred Stock

As of October 18, 2024, there were no shares of our preferred stock outstanding. Under the terms of our Certificate of Incorporation, our board of directors has the authority, without further action by our stockholders, to issue up to 10,000,000 shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each such series, to fix the designations, powers, preferences, and relative, participating, optional or other rights, if any, of the shares of each wholly unissued series and any qualifications, limitations or restrictions thereon, and to increase or decrease the number of shares of any such series, but not below the number of shares of such series then outstanding.

Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of the common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in our control and may adversely affect the market price of the common stock and the voting and other rights of the holders of common stock. We have no current plans to issue any shares of preferred stock.

Prior to the issuance of shares of each series, the board of directors is required by the DGCL and our Certificate of Incorporation to adopt resolutions and file a certificate of designation with the Secretary of State of the State of Delaware. The certificate of designation fixes for each class or series the designations, powers, preferences, rights, qualifications, limitations and restrictions, including dividend rights, conversion rights, redemption privileges and liquidation preferences.

All shares of preferred stock offered by this prospectus will, when issued, be fully paid and nonassessable and will not have any preemptive or similar rights. Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of the common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in our control and may adversely affect the market price of the common stock and the voting and other rights of the holders of common stock.

We will describe in a prospectus supplement relating to the class or series of preferred stock being offered the following terms:

●	the title and stated value of the preferred stock;

●	the number of shares of the preferred stock offered, the liquidation preference per share and the offering price of the preferred stock;

●	the dividend rate(s), period(s) or payment date(s) or method(s) of calculation applicable to the preferred stock;

●	whether dividends are cumulative or non-cumulative and, if cumulative, the date from which dividends on the preferred stock will accumulate;

●	the procedures for any auction and remarketing, if any, for the preferred stock;

●	the provisions for a sinking fund, if any, for the preferred stock;

●	the provision for redemption, if applicable, of the preferred stock;

●	any listing of the preferred stock on any securities exchange;

●	the terms and conditions, if applicable, upon which the preferred stock will be convertible into common stock, including the conversion price or manner of calculation and conversion period;

●	voting rights, if any, of the preferred stock;

●	a discussion of any material or special U.S. federal income tax considerations applicable to the preferred stock;

●	the relative ranking and preferences of the preferred stock as to dividend rights and rights upon the liquidation, dissolution or winding up of our affairs;

●	any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the class or series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs; and

●	any other specific terms, preferences, rights, limitations or restrictions of the preferred stock.

Unless we specify otherwise in the applicable prospectus supplement, the preferred stock will rank, relating to dividends and upon our liquidation, dissolution or winding up:

●	senior to all classes or series of our common stock and to all of our equity securities ranking junior to the preferred stock;

●	on a parity with all of our equity securities the terms of which specifically provide that the equity securities rank on a parity with the preferred stock; and

●	junior to all of our equity securities the terms of which specifically provide that the equity securities rank senior to the preferred stock.

The term equity securities does not include convertible debt securities.

Convertible Debenture

Pursuant to the Debenture Purchase Agreement, we agreed to issue 10% original issue discount secured convertible debentures with an aggregate principal amount of up to $10,000,000 at an aggregate purchase price of up to $9,000,000, or the Debentures, divided into three separate tranches. On October 14, 2024, we consummated the closing of the first tranche, in which we issued and sold a Debenture to certain purchasers with an aggregate principal amount of $3,333,333, or the “First Tranche Debenture. The First Tranche Debenture is convertible, subject to certain beneficial ownership limitations, into shares of common stock at a price per share equal to $1.84, provided that if the closing price of our common stock is less than the conversion price for five or more trading days during any 20 trading day period following the issue date, the holder is entitled to convert the First Tranche Debenture at a price per share equal to the lower of (i) the then-current conversion price and (ii) 95% of the lowest daily volume weighted average price of our common stock during the five trading days prior to the delivery by the holder of the applicable notice of conversion, or the Alternate Conversion Price, provided that the Alternate Conversion Price is no less than (i) initially, $1.50, (ii) thereafter, 50% of the closing price of our Common stock on April 14, 2025, and (iii) thereafter, 50% of the closing price of our Common stock on October 14, 2025, provided further that no conversion price of the First Tranche Debenture is at a price per share less than $0.33.

As of October 18, 2024, approximately 1,811,594 shares of our common stock were issuable upon conversion of the First Tranche Debenture, assuming a conversion price of $1.84 per share.

The Debentures also contain provisions for the adjustment of the conversion price and the aggregate number of shares issuable upon the conversion of the Debentures in the event of stock dividends, stock splits, subsequent equity sales, reorganizations and reclassifications and consolidations.

Warrants

As of October 18, 2024, 1,978,338 shares of our common stock were issuable upon exercise of outstanding warrants to purchase common stock with a weighted average exercise price of $20.04 per share.

Each of the outstanding warrants has a net exercise provision under which the holder may, if at any time after 180 days following the closing of the first tranche of the Debenture Purchase Agreement or the issuance date of that certain Securities Purchase Agreement, dated September 6, 2024, or the ELOC Purchase Agreement, by and between the Company and Arena Business Solutions Global SPC II, Ltd, or Arena Business, there is no effective registration statement in place registering the shares of common stock issued, the shares issuable upon conversion of the Debentures or the shares issuable upon exercise of the warrants issued in the Debenture Purchase Agreement or ELOC Purchase Agreement, in lieu of payment of the exercise price in cash, surrender the warrant and receive a net amount of shares of our common stock based on the volume weighted average price of our common stock at the time of the net exercise of the warrant after deduction of the aggregate exercise price. These warrants also contain provisions for the adjustment of the exercise price and the aggregate number of shares issuable upon the exercise of the warrants in the event of stock dividends, stock splits, subsequent equity sales, reorganizations and reclassifications and consolidations.

Registration Rights

In connection with the Debenture Purchase Agreement, we are party to a registration rights agreement, pursuant to which we agreed to file a registration statement, within twenty days after the first closing date, with the SEC to register the shares of our common stock issuable upon (i) the conversion of 10% original issue discount secured convertible debentures and (ii) the exercise of warrants issued pursuant to the Debenture Purchase Agreement. We also are party to the ELOC Purchase Agreement with Arena Business, pursuant to which, among other things, we agreed to file a registration statement with the SEC within 30 days of the Purchase Agreement, to register shares of our common stock issuable (i) under the ELOC Purchase Agreement, including the commitment shares thereunder and (ii) upon the exercise of warrants issued pursuant to the ELOC Purchase Agreement.

We filed a registration statement on Form S-3 with the SEC on November 6, 2024 in connection with these obligations. In connection with the registration rights, we are required to pay all expenses incurred by us related to any registration effected pursuant to the exercise of these registration rights. These expenses may include all registration and filing fees, printing expenses, fees and disbursements of our counsel, reasonable fees and disbursements of a counsel for the selling securityholders, blue sky fees and expenses and the expenses of any special audits incident to the registration.

Anti-Takeover Effects of Delaware Law and Our Certificate of Incorporation and Bylaws

Some provisions of Delaware law, our Certificate of Incorporation and our Bylaws contain provisions that could make the following transactions more difficult: an acquisition of us by means of a tender offer; an acquisition of us by means of a proxy contest or otherwise; or the removal of our incumbent officers and directors. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions which provide for payment of a premium over the market price for our shares.

These provisions, summarized below, are intended to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of the increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.

Undesignated Preferred Stock

The ability of our board of directors, without action by the stockholders, to issue up to 10,000,000 shares of undesignated preferred stock with voting or other rights or preferences as designated by our board of directors could impede the success of any attempt to change control of us. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of our company.

Stockholder Meetings

Our Bylaws provide that a special meeting of stockholders may be called only by our board of directors.

Requirements for Advance Notification of Stockholder Nominations and Proposals

Our Bylaws establish advance notice procedures with respect to stockholder proposals to be brought before a stockholder meeting and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or a committee of the board of directors.

Elimination of Stockholder Action by Written Consent

Our Certificate of Incorporation and Bylaws eliminate the right of stockholders to act by written consent without a meeting.

Staggered Board

Our board of directors is divided into three classes. The directors in each class will serve for a three-year term, one class being elected each year by our stockholders. This system of electing and removing directors may tend to discourage a third party from making a tender offer or otherwise attempting to obtain control of us, because it generally makes it more difficult for stockholders to replace a majority of the directors.

Removal of Directors

Our Certificate of Incorporation provides that no member of our board of directors may be removed from office by our stockholders except for cause and, in addition to any other vote required by law, upon the approval of at least 66 2/3% of the voting power of all of our outstanding voting stock then entitled to vote in the election of directors.

Stockholders Not Entitled to Cumulative Voting

Our Certificate of Incorporation does not permit stockholders to cumulate their votes in the election of directors. Accordingly, the holders of a majority of the outstanding shares of our common stock entitled to vote in any election of directors can elect all of the directors standing for election, if they choose, other than any directors that holders of our preferred stock may be entitled to elect.

Delaware Anti-Takeover Statute

We are subject to Section 203 of the Delaware General Corporation Law, which prohibits persons deemed to be “interested stockholders” from engaging in a “business combination” with a publicly held Delaware corporation for three years following the date these persons become interested stockholders unless the business combination is, or the transaction in which the person became an interested stockholder was, approved in a prescribed manner or another prescribed exception applies. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years prior to the determination of interested stockholder status did own, 15% or more of a corporation’s voting stock. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by the board of directors.

Choice of Forum

Our Certificate of Incorporation provides that, unless we consent in writing to the selection of an alternative form, (i) the sole and exclusive forum for any complaint asserting any internal corporate claims (as defined below) will be the Court of Chancery of the State of Delaware and (b) the sole and exclusive forum for any complaint asserting a cause of action arising under the Securities Act shall be the federal district courts of the United States of America. The term “internal corporate claims” means claims, including claims in the right of the Corporation that are based upon a violation of a duty by a current or former director, officer, employee or stockholder in such capacity, or as to which the DGCL confers jurisdiction upon the Court of Chancery.  This exclusive forum provision would not apply to suits brought to enforce a duty or liability created by the Exchange Act. To the extent that any such claims may be based upon federal law claims, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. The enforceability of similar choice of forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that a court could find these types of provisions to be inapplicable or unenforceable. Our Certificate of Incorporation and Bylaws also provide that any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock will be deemed to have notice of and to have consented to this choice of forum provision.

Amendment of Charter Provisions

The amendment of any of the above provisions, except for the provision making it possible for our board of directors to issue preferred stock, would require approval by holders of at least 66 2/3% of the voting power of the outstanding shares of capital stock entitled to vote thereon.

The provisions of Delaware law, our Certificate of Incorporation and our Bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in the composition of our board and management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplement or free writing prospectus, summarizes certain general terms and provisions of the debt securities that we may offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.

We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series.

The debt securities will be issued under an indenture between us and a trustee named in the prospectus supplement. We have summarized select portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement and you should read the indenture for provisions that may be important to you. In the summary below, we have included references to the section numbers of the indenture so that you can easily locate these provisions. Capitalized terms used in the summary and not defined herein have the meanings specified in the indenture.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in a resolution of our board of directors, in an officer’s certificate or by a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet).

We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will set forth in a prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities, if applicable:

●	the title and ranking of the debt securities (including the terms of any subordination provisions);

●	the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;

●	any limit on the aggregate principal amount of the debt securities;

●	the date or dates on which the principal on a particular series of debt securities is payable;

●	the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

●	the place or places where principal of, and interest, if any, on the debt securities will be payable (and the method of such payment), where the debt securities of such series may be surrendered for registration of transfer or exchange, and where notices and demands to us in respect of the debt securities may be delivered;

●	the period or periods within which, the price or prices at which and the terms and conditions upon which we may redeem the debt securities;

●	any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which, the price or prices at which and the terms and conditions upon which the debt securities of a particular series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

●	the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

●	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

●	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

●	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

●	the currency of denomination of the debt securities, which may be U.S. dollars or any foreign currency, and if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;

●	the designation of the currency, currencies or currency units in which payment of principal of, and premium and interest on, the debt securities will be made;

●	if payments of principal of, or premium or interest on, the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

●	the manner in which the amounts of payment of principal of, and premium, if any, and interest on, the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;

●	any provisions relating to any security provided for the debt securities;

●	any addition to, deletion of or change in the Events of Default described below or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

●	any addition to, deletion of or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

●	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities;

●	the provisions, if any, relating to conversion or exchange of any debt securities of such series, including if applicable, the conversion or exchange price and period, provisions as to whether conversion or exchange will be mandatory, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange;

●	any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the securities; and

●	whether any of our direct or indirect subsidiaries will guarantee the debt securities of that series, including the terms of subordination, if any, of such guarantees.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of, and premium, if any, and interest on, any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Transfer and Exchange

Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, or the Depositary, or a nominee of the Depositary (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement.

Certificated Debt Securities. You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

You may effect the transfer of certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

Global Debt Securities and Book-Entry System. Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the Depositary, and registered in the name of the Depositary or a nominee of the Depositary. Please see the section entitled “Global Securities” for more information.

Covenants

We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities.

No Protection in the Event of a Change of Control

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions that may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) that could adversely affect holders of debt securities.

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to, any person, or a successor person, unless:

●	we are the surviving corporation or the successor person (if other than Incannex) is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture;

●	immediately after giving effect to the transaction, no Event of Default (as defined below), shall have occurred and be continuing; and

●	certain other conditions are met.

Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or transfer all or part of its properties to us.

Events of Default

“Event of Default” means with respect to any series of debt securities, any of the following:

●	default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

●	default in the payment of principal of any debt security of that series at its maturity;

●	default in the performance or breach of any other covenant or warranty by us in the indenture or any debt security (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee or Incannex and the trustee receive written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;

●	certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of Incannex; or

●	any other Event of Default provided with respect to debt securities of that series that is described in the applicable prospectus supplement.

No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. The occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain indebtedness of ours or our subsidiaries outstanding from time to time.

We will provide the trustee written notice of any Event of Default within 30 days of becoming aware of the occurrence of such Event of Default, which notice will describe in reasonable detail the status of such Event of Default and what action we are taking or propose to take in respect thereof.

If an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all Events of Default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.

The indenture provides that the trustee may refuse to perform any duty or exercise any of its rights or powers under the indenture, unless the trustee receives indemnity satisfactory to it against any cost, liability or expense that might be incurred by it in performing such duty or exercising such right or power. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

●	that holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of that series; and

●	the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request, and offered indemnity or security satisfactory to the trustee, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of not less than a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.

Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, and premium and any interest on, that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.

The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. If an Event of Default occurs and is continuing with respect to the securities of any series and if it is known to a responsible officer of the trustee, the trustee shall mail to each holder of the securities of that series notice of an Event of Default within 90 days after it occurs or, if later, after a responsible officer of the trustee has knowledge of such Event of Default. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities.

Modification and Waiver

We and the trustee may modify, amend or supplement the indenture or the debt securities of any series without the consent of any holder of any debt security:

●	to cure any ambiguity, defect or inconsistency;

●	to comply with covenants in the indenture described above under the heading “Consolidation, Merger and Sale of Assets;”

●	to provide for uncertificated securities in addition to or in place of certificated securities;

●	to add guarantees with respect to debt securities of any series or secure debt securities of any series;

●	to surrender any of our rights or powers under the indenture;

●	to add covenants or Events of Default for the benefit of the holders of debt securities of any series;

●	to comply with the applicable procedures of the applicable depositary;

●	to make any change that does not adversely affect the rights of any holder of debt securities;

●	to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;

●	to effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee; or

●	to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act of 1939, as amended.

We may also modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:

●	reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

●	reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

●	reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

●	reduce the principal amount of discount securities payable upon acceleration of maturity;

●	waive an Event of Default in the payment of the principal of, or premium or interest on, any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

●	make the principal of, or premium or interest on, any debt security payable in currency other than that stated in the debt security;

●	make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, and premium and interest on, those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or

●	waive a redemption payment with respect to any debt security.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on, any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

Legal Defeasance. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions). We will be so discharged upon the deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money or U.S. government obligations in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, premium and interest on, and any mandatory sinking fund payments in respect of, the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.

This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the U.S. Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

Defeasance of Certain Covenants. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

●	we may omit to comply with the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants that may be set forth in the applicable prospectus supplement; and

●	any omission to comply with those covenants will not constitute a Default or an Event of Default with respect to the debt securities of that series, or a covenant defeasance.

The conditions include:

●	depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, premium and interest on, and any mandatory sinking fund payments in respect of, the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

●	delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

No Personal Liability of Directors, Officers, Employees or Securityholders

None of our past, present or future directors, officers, employees or securityholders, as such, will have any liability for any of our obligations under the debt securities or the indenture or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a debt security, each holder waives and releases all such liability. This waiver and release is part of the consideration for the issue of the debt securities. However, this waiver and release may not be effective to waive liabilities under U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Governing Law

The indenture and the debt securities, including any claim or controversy arising out of or relating to the indenture or the debt securities, will be governed by the laws of the State of New York.

The indenture will provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the indenture, the debt securities or the transactions contemplated thereby.

The indenture will provide that any legal suit, action or proceeding arising out of or based upon the indenture or the transactions contemplated thereby may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York in each case located in the City of New York, and we, the trustee and the holder of the debt securities (by their acceptance of the debt securities) irrevocably submit to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. The indenture will further provide that service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to such party’s address set forth in the indenture will be effective service of process for any suit, action or other proceeding brought in any such court. The indenture will further provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the courts specified above and irrevocably and unconditionally waive and agree not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of shares of our common stock or preferred stock or of debt securities. We may issue warrants independently or together with other securities, and the warrants may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and the investors or a warrant agent. The following summary of material provisions of the warrants and warrant agreements is subject to, and qualified in its entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.

The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

●	the number of shares of common stock or preferred stock purchasable upon the exercise of warrants to purchase such shares and the price at which such number of shares may be purchased upon such exercise;

●	the designation, stated value and terms (including, without limitation, liquidation, dividend, conversion and voting rights) of the series of preferred stock purchasable upon exercise of warrants to purchase preferred stock;

●	the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the exercise price for the warrants, which may be payable in cash, securities or other property;

●	the date, if any, on and after which the warrants and the related debt securities, preferred stock or common stock will be separately transferable;

●	the terms of any rights to redeem or call the warrants;

●	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

●	U.S. federal income tax consequences applicable to the warrants; and

●	any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

Holders of equity warrants will not be entitled to:

●	vote, consent or receive dividends;

●	receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or

●	exercise any rights as stockholders of Incannex.

Each warrant will entitle its holder to purchase the principal amount of debt securities or the number of shares of preferred stock or common stock at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

A holder of warrant certificates may exchange them for new warrant certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase debt securities are exercised, the holder of the warrants will not have any rights of holders of the debt securities that can be purchased upon exercise, including any rights to receive payments of principal, premium or interest on the underlying debt securities or to enforce covenants in the applicable indenture. Until any warrants to purchase common stock or preferred stock are exercised, the holders of the warrants will not have any rights of holders of the underlying common stock or preferred stock, including any rights to receive dividends or payments upon any liquidation, dissolution or winding up on the common stock or preferred stock, if any.

Transfer Agent and Registrar

The transfer agent and registrar for any warrants will be set forth in the applicable prospectus supplement.

DESCRIPTION OF UNITS

The following description, together with the additional information that we include in any applicable prospectus supplements summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.

We will incorporate by reference from reports that we file with the SEC, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we may offer under this prospectus, as well as any related free writing prospectuses and the complete unit agreement and any supplemental agreements that contain the terms of the units.

General

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

●	the title of the series of units;

●	identification and description of the separate constituent securities comprising the units;

●	the price or prices at which the units will be issued;

●	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

●	a discussion of certain U.S. federal income tax considerations applicable to the units; and

●	any other terms of the units and their constituent securities.

Unit Agent

The name and address of the unit agent for any units we offer will be set forth in the applicable prospectus supplement.

Issuance in Series

We may issue units in such amounts and in such numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

GLOBAL SECURITIES

Book-Entry, Delivery and Form

Unless we indicate differently in any applicable prospectus supplement or free writing prospectus, the securities initially will be issued in book-entry form and represented by one or more global notes or global securities, or, collectively, global securities. The global securities will be deposited with, or on behalf of DTC and registered in the name of Cede & Co., the nominee of DTC. Unless and until it is exchanged for individual certificates evidencing securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

DTC has advised us that it is:

●	a limited-purpose trust company organized under the New York Banking Law;

●	a “banking organization” within the meaning of the New York Banking Law;

●	a member of the Federal Reserve System;

●	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

●	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. “Direct participants” in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, which we sometimes refer to as indirect participants, that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a beneficial owner, is in turn recorded on the direct and indirect participants’ records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except under the limited circumstances described below.

To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee will not change the beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.

So long as the securities are in book-entry form, you will receive payments and may transfer securities only through the facilities of the depositary and its direct and indirect participants. We will maintain an office or agency in the location specified in the prospectus supplement for the applicable securities, where notices and demands in respect of the securities and the indenture may be delivered to us and where certificated securities may be surrendered for payment, registration of transfer or exchange.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.

Redemption notices will be sent to DTC. If less than all of the securities of a particular series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the securities of such series to be redeemed.

Neither DTC nor Cede & Co. (or such other DTC nominee) will consent or vote with respect to the securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the securities of such series are credited on the record date, identified in a listing attached to the omnibus proxy.

So long as securities are in book-entry form, we will make payments on those securities to the depositary or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds. If securities are issued in definitive certificated form under the limited circumstances described below and unless if otherwise provided in the description of the applicable securities herein or in the applicable prospectus supplement, we will have the option of making payments by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the applicable trustee or other designated party at least 15 days before the applicable payment date by the persons entitled to payment, unless a shorter period is satisfactory to the applicable trustee or other designated party.

Redemption proceeds, distributions and dividend payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us on the payment date in accordance with their respective holdings shown on DTC records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC or us, subject to any statutory or regulatory requirements in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is our responsibility; disbursement of payments to direct participants is the responsibility of DTC; and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.

Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities and the indenture.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.

DTC may discontinue providing its services as securities depositary with respect to the securities at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor depositary is not obtained, securities certificates are required to be printed and delivered.

As noted above, beneficial owners of a particular series of securities generally will not receive certificates representing their ownership interests in those securities. However, if:

●	DTC notifies us that it is unwilling or unable to continue as a depositary for the global security or securities representing such series of securities or if DTC ceases to be a clearing agency registered under the Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC’s ceasing to be so registered, as the case may be;

●	we determine, in our sole discretion, not to have such securities represented by one or more global securities; or

●	an Event of Default has occurred and is continuing with respect to such series of securities,

we will prepare and deliver certificates for such securities in exchange for beneficial interests in the global securities. Any beneficial interest in a global security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for securities in definitive certificated form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global securities.

Euroclear and Clearstream

If so provided in the applicable prospectus supplement, you may hold interests in a global security through Clearstream Banking S.A., or Clearstream, or Euroclear Bank S.A./N.V., as operator of the Euroclear System, or Euroclear, either directly if you are a participant in Clearstream or Euroclear or indirectly through organizations which are participants in Clearstream or Euroclear. Clearstream and Euroclear will hold interests on behalf of their respective participants through customers’ securities accounts in the names of Clearstream and Euroclear, respectively, on the books of their respective U.S. depositaries, which in turn will hold such interests in customers’ securities accounts in such depositaries’ names on DTC’s books.

Clearstream and Euroclear are securities clearance systems in Europe. Clearstream and Euroclear hold securities for their respective participating organizations and facilitate the clearance and settlement of securities transactions between those participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates.

Payments, deliveries, transfers, exchanges, notices and other matters relating to beneficial interests in global securities owned through Euroclear or Clearstream must comply with the rules and procedures of those systems. Transactions between participants in Euroclear or Clearstream, on one hand, and other participants in DTC, on the other hand, are also subject to DTC’s rules and procedures.

Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers and other transactions involving any beneficial interests in global securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

Cross-market transfers between participants in DTC, on the one hand, and participants in Euroclear or Clearstream, on the other hand, will be effected through DTC in accordance with the DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by their respective U.S. depositaries; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (European time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the global securities through DTC, and making or receiving payment in accordance with normal procedures for same-day fund settlement. Participants in Euroclear or Clearstream may not deliver instructions directly to their respective U.S. depositaries.

Due to time zone differences, the securities accounts of a participant in Euroclear or Clearstream purchasing an interest in a global security from a direct participant in DTC will be credited, and any such crediting will be reported to the relevant participant in Euroclear or Clearstream, during the securities settlement processing day (which must be a business day for Euroclear or Clearstream) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream as a result of sales of interests in a global security by or through a participant in Euroclear or Clearstream to a direct participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

Other

The information in this section of this prospectus concerning DTC, Clearstream, Euroclear and their respective book-entry systems has been obtained from sources that we believe to be reliable, but we do not take responsibility for this information. This information has been provided solely as a matter of convenience. The rules and procedures of DTC, Clearstream and Euroclear are solely within the control of those organizations and could change at any time. Neither we nor the trustee nor any agent of ours or of the trustee has any control over those entities and none of us takes any responsibility for their activities. You are urged to contact DTC, Clearstream and Euroclear or their respective participants directly to discuss those matters. In addition, although we expect that DTC, Clearstream and Euroclear will perform the foregoing procedures, none of them is under any obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. Neither we nor any agent of ours will have any responsibility for the performance or nonperformance by DTC, Clearstream and Euroclear or their respective participants of these or any other rules or procedures governing their respective operations.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods or through underwriters or dealers, through agents and/or directly to one or more purchasers. The securities may be distributed from time to time in one or more transactions:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices; or

●	at negotiated prices.

Each time that we sell securities covered by this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including the offering price of the securities and the proceeds to us, if applicable.

Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of our securities will be identified in a prospectus supplement.

If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If an underwriter is utilized in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.

Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.

Any common stock will be listed on The Nasdaq Global Market, but any other securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

Any underwriters or agents who are qualified market makers on The Nasdaq Global Market may engage in passive market making transactions in the securities on The Nasdaq Global Market in accordance with Rule 103 of Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

LEGAL MATTERS

Unless the applicable prospectus supplement indicates otherwise, Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., San Diego, California will pass upon the validity of the issuance of the securities to be offered by this prospectus. Additional legal matters may be passed upon for any underwriters, dealers or agents by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton Audit Pty Ltd, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

The offices of Grant Thornton are located at Level 43, 152 - 158 St Georges Terrace, Perth, WA 6000.

WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

Our website address is http://www.incannex.com. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the indenture and other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

We incorporate by reference our documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” in this prospectus, between the date of this prospectus and the termination of the offering of the securities described in this prospectus. This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

●	our Annual Report on Form 10-K for the year ended June 30, 2024, filed with the SEC on September 30, 2024;

●	our Current Reports on Form 8-K filed with the SEC on July 30, 2024, August 5, 2024, September 10, 2024, September 10, 2024, September 30, 2024, October 15, 2024, October 21, 2024, October 24, 2024, and October 24, 2024; and

●	the description of our common stock contained in Exhibit 99.1 of the our Current Report on Form 8-K filed with the SEC on November 29, 2023, including any amendments or reports filed for the purpose of updating such description.

In addition, all reports and other documents filed by us pursuant to the Exchange Act after the date of the initial registration statement and prior to effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus and deemed to be a part of this prospectus from the date of filing of such reports and documents. Notwithstanding the foregoing, we are not incorporating by reference any documents or portions thereof that are not deemed “filed” with the SEC, including our Compensation Committee report and performance graph or any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.

You may request a free copy of any of the documents incorporated by reference in this prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents) by writing or telephoning us at the following address:

Incannex Healthcare Inc.

Suite 105, 8 Century Circuit

NSW 2153

Norwest, Australia

Attn: Investor Relations

+61 409 840 786

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

Up to $16,768,099 of Shares of

Common Stock

PROSPECTUS SUPPLEMENT

A.G.P.

April 7, 2025